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                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

Mercury Interactive (Israel) Limited, incorporated under the laws of Israel

Mercury Interactive (UK) LTD., incorporated under the laws of the United
Kingdom

Mercury Interactive France SARL, incorporated under the laws of France

Mercury Interactive GmbH, incorporated under the laws of Germany

Mercury Interactive (Europe) BV, incorporated under the laws of The Netherlands

Mercury Interactive Canada Inc., incorporated under the laws of Canada

Mercury Interactive Japan K.K., incorporated under the laws of Japan

Mercury Interactive (Australia) Pty Ltd., incorporated under laws of Australia

Mercury Interactive Asia Pte LTD., incorporated under the laws of Singapore

Mercury Interactive (Belgium)--Benelux Branch, registered under the laws of Belgium

Mercury Interactive Brasil Limitada, incorporated under the laws of Brazil

Mercury Interactive NORDIC AB, incorporated under the laws of Sweden

Mercury Interactive Srl, incorporated under the laws of Italy

Mercury Interactive Aps, incorporated under the laws of Denmark

Mercury Interactive SA (Pty) Ltd., incorporated under the laws of South Africa

Mercury Interactive (China) Limited, incorporated under the laws of Hong Kong

Mercury Interactive B.V., incorporated under the laws of the Netherlands

Conduct Software Technologies, Inc., incorporated under the laws of California

Conduct Ltd., incorporated under the laws of Israel

Quicksilver Interactive Corporation, incorporated under the laws of Delaware